Exhibit 99.1

GWG HOLDINGS, Inc. ReportS Results for THE THIRD Quarter ENDED

SEPTEMBER 30, 2019

MINNEAPOLIS, MN – November 14, 2019 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, today announced its financial and operating results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial and Operating Highlights

•	Reported continued record realizations from our portfolio of life insurance:

o	Realized $27.5 million of face amount of policy benefits from 22 life insurance policies during the quarter.
o	Reported additional policy realizations of $14.5 million from twelve policies through November 14, 2019.
o	Total 2019 year-to-date realizations of $95.5 million from 73 policies – compared to $71.1 million from 62 policies for the entire year of 2018.
o	Ended the quarter with a life insurance portfolio of $2.06 billion in face amount of policy benefits consisting of 1,174 policies.

•	Reported continued success raising capital to fund our business through the L Bond investment product:

o	Restarted sales of L Bonds in early August.
o	Experienced consistent near record levels of demand since the restart with combined L Bond sales for August and September of $107 million.
o	Hired five new sales executives with strong experience in the sales and marketing of alternative investments.

•	Began the process of separating the Company’s insurance technology subsidiaries, Life Epigenetics Inc. and YouSurance General Agency, LLC by contributing these subsidiaries to a newly formed limited liability company InsurTech Holdings, LLC, which is a subsidiary of GWGH and managed by InsurTech Management, LLC, a company controlled by Jon Sabes, former President and Chief Executive Officer of GWGH.
•	Reported the inclusion of GWGH in the Russell 2000 Index, the well-known index of small-cap stocks.
•	Reported total liquidity (cash, restricted cash and policy benefits receivable) of $144.7 million at November 12, 2019.

“We believe we have put in place many of the key elements we need to successfully execute our strategy of providing products and services to the vast market of owners who hold illiquid alternative investments,” said Murray Holland, GWGH’s Chief Executive Officer. “We look forward to leveraging the best of GWGH and The Beneficient Company Group, L.P. to create a successful model that serves the growing market of investors who need liquidity.”

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q3 2019	Q3 2018	YTD Q3 2019	YTD Q3 2018
Revenue	$22,211	$20,937	$71,438	$59,794
Expenses	43,570	31,459	127,415	79,551
Per Share Data[1]:
Net Income (Loss)[2]	(0.75)	(2.52)	(2.09)	(5.50)
Capital Raised (L Bonds)	107,012	68,884	278,239	166,082
Liquidity3,	91,254	131,416	91,254	131,416
Life Insurance Portfolio[4]	2,064,156	1,961,598	2,064,156	1,961,598
Life Insurance Acquired[4]	3,155	120,430	96,321	333,078
Face Value of Matured Policies	27,470	7,973	80,927	50,100
TTM Benefits / Premiums[5]	164.9%	135.8%	164.9%	135.8%

(1)	Attributable to common shareholders
(2)	Per basic and fully diluted share outstanding
(3)	Includes cash, restricted cash and policy benefits receivable
(4)	Face amount of policy benefits
(5)	The ratio of policy benefits realized to premiums paid on a trailing twelve month (TTM) basis

2.	Revenue and Expense Discussion

Third Quarter 2019 vs. Third Quarter 2018:

•	Total revenue was $22.2 million in the current period, compared to $20.9 million in the year ago period primarily due to:

o	Net revenue recognized at matured policy event was $14.3 million higher, unrealized gain on acquisition was $8.5 million lower (as a result of lower life insurance purchases) and change in estimated probabilistic cash flows net of premium and fees was $3.6 million lower.
o	Net interest income on our commercial loan, exchange note, and Liquid Trust note was $0.6 million lower.
o	Other interest income decreased $0.2 million.

•	Total expenses were $43.6 million in the current period, compared to $31.5 million in the year ago period primarily due to:

o	Interest and fees increased by $6.5 million. This change was driven by increased interest on L Bonds of $5.2 million as a result of additional amounts outstanding, increased interest on Seller Trust L Bonds of $2.6 million which were outstanding the entire third quarter of 2019 versus a partial quarter in the year ago period, and partially offset by a decrease in interest on our senior credit facility of $1.3 million.
o	Operating expenses increased by $5.6 million. Compensation and professional expenses increased by $3.6 million and $1.2 million, respectively, primarily resulting from performance share unit expense and retention incentives associated with the Purchase and Contribution transaction (the strategic transaction with The Beneficient Company Group, L.P. (Beneficient) which occurred in April 2019), as well as increases in legal, audit and other professional fees. Other expenses also increased by $0.8 million due to increases in contract labor, IT expense, travel, and business insurance (also largely driven by the Purchase and Contribution transaction with Beneficient).

Third Quarter Year to Date 2019 vs. Third Quarter Year to Date 2018:

•	Total revenue was $71.4 million in the current period, compared to $59.8 million in the year ago period primarily due to:

o	Net revenue recognized at matured policy event was $29.1 million higher, charges on life expectancy updates were $4.9 million lower, unrealized gain on acquisition was $15.0 million lower (as a result of lower life insurance purchases), and a change in estimated probabilistic cash flows net of premiums and fees and change in life expectancy was $12.7 million lower as compared to the year ago period.
o	Interest income from the commercial loan, exchangeable note, and Liquid Trust promissory note increased $5.4 million and other income decreased $0.1 million.

•	Total expenses were $127.4 million in the current period, compared to $79.6 million in the year ago period primarily due to:

o	Interest and fees increased by $28.7 million year over year. Outstanding L Bonds increased over this time period resulting in $16.6 million of additional interest expense, Seller Trust L Bonds, which were issued in August 2018, increased interest expense by $16.4 million and senior credit facility interest decreased by $4.3 million.
o	Operating expenses increased by $19.1 million. Compensation and professional expenses increased by $8.6 million and $6.5 million, respectively, primarily resulting from performance share unit expense and retention incentives associated with the Purchase and Contribution transaction, as well as increases in legal and professional fees. Other expenses also increased by $4.0 million primarily driven by an increase in business insurance purchased in connection with the Purchase and Contribution transaction with Beneficient.

3.	Life Insurance Portfolio Statistics

Portfolio Summary:

Total life insurance portfolio face value of policy benefits	$2,064,156,000
Average face value per policy	$1,758,000
Average face value per insured life	$1,887,000
Average age of insured (years)*	82.3
Average life expectancy estimate (years)*	7.3
Total number of policies	1,174
Number of unique lives	1,094
Demographics	74% Male; 26% Female
Number of smokers	45
Largest policy as % of total portfolio face value	0.64%
Average policy as % of total portfolio face value	0.09%
Average annual premium as % of face value	3.2%

*	Averages presented in the table are weighted averages.

Distribution of Policies and Benefits by Current Age of Insured:

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits	Wtd. Avg. LE (Years)
95	101	18	$36,052,000	1.5%	1.8%	2.2
90	94	145	284,908,000	12.4%	13.8%	3.3
85	89	249	587,733,000	21.2%	28.5%	5.1
80	84	251	456,526,000	21.4%	22.1%	7.9
75	79	223	341,449,000	19.0%	16.5%	9.8
70	74	214	284,739,000	18.2%	13.8%	11.1
60	69	74	72,749,000	6.3%	3.5%	11.6
Total		1,174	$2,064,156,000	100.0%	100.0%	7.3

4.	Life Insurance Policy Originations

Life Insurance Portfolio Activity:

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018

Total policy benefits purchased	$3,155,000	$120,430,000	$96,321,000	$333,078,000
Life insurance policies purchased	6	89	81	233
Average policy benefit purchased	$526,000	$1,353,000	$1,189,000	$1,430,000
Direct policy benefits purchased	$1,305,000	$16,524,000	$19,397,000	$29,561,000
Direct insurance policies purchased	3	17	27	39

5.	Additional Information

Gain (Loss) on Life Insurance Policies:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Change in estimated probabilistic cash flows(1)	$17,908,000	$19,069,000	$52,161,000	$55,483,000
Unrealized gain on acquisitions(2)	472,000	9,021,000	6,775,000	21,790,000
Premiums and other annual fees	(17,219,000)	(14,765,000)	(49,000,000)	(39,670,000)
Change in discount rates(3),(4)	—	—	—	—
Change in life expectancy evaluation(5)	—	73,000	—	(4,890,000)
Face value of matured policies	27,470,000	7,973,000	80,927,000	50,100,000
Fair value of matured policies	(10,839,000)	(5,650,000)	(31,590,000)	(29,883,000)
Gain (loss) on life insurance policies, net	$17,792,000	$15,721,000	$59,273,000	$52,930,000

(1)	Change in fair value of expected future cash flows relating to our investment in life insurance policies that are not specifically attributable to changes in life expectancy, discount rate changes or policy maturity events.
(2)	Gain resulting from fair value in excess of the purchase price for life insurance policies acquired during the reporting period.
(3)	The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 8.25% at each quarter end in 2019 and at December 31, 2018. This discount rate was 10.45% at September 30, 2018 and December 31, 2017.
(4)	The discount rate of 8.25% is based on our “longest life expectancy” methodology (among other factors) which was adopted at December 31, 2018, whereas the discount rate of 10.45% is based on our historical “average life expectancy methodology” (among other factors). See our 2018 Form 10-K filed on July 9, 2019 with Securities and Exchange Commission for additional information.
(5)	The change in fair value due to updating life expectancy estimates on certain life insurance policies in our portfolio.

Policy Benefits Realized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%
March 31, 2018	1,758,066,000	60,248,000	53,169,000	113.3%
June 30, 2018	1,849,079,000	76,936,000	53,886,000	142.8%
September 30, 2018	1,961,598,000	75,161,000	55,365,000	135.8%
December 31, 2018	2,047,992,000	71,090,000	52,675,000	135.0%
March 31, 2019	2,098,428,000	87,045,000	56,227,000	154.8%
June 30, 2019	2,088,445,000	82,421,000	59,454,000	138.6%
September 30, 2019	2,064,156,000	101,918,000	61,805,000	164.9%

Webcast/Conference Call Details

Management will host a webcast/conference call Thursday, November 21 at 4:30 p.m. EST to discuss our financial and operating results. The webcast will give viewers audio and access to PowerPoint slides that illustrate points made during the call. To register for the call and webcast, go to http://get.gwgh.com/q32019webcastinvite.

After the webcast is completed, a replay of it can be accessed at http://get.gwgh.com/q32019webcast.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, is the parent company of GWG Life which owns a portfolio of $2.06 billion in face value of life insurance policy benefits as of September 30, 2019. GWGH has executed a series of strategic transactions with The Beneficient Company Group, L.P., a financial services company providing proprietary liquidity solutions to owners of alternative assets, resulting in the closer alignment of the two companies. This alignment includes changing a number of GWGH management and the board of directors with Beneficient management, directors and affiliated parties. GWGH has also created an independent, special committee of the GWGH board of directors. GWGH’s subsidiary InsurTech Holdings, LLC, owns two companies exploring business applications for the emerging science of epigenetics: Life Epigenetics which is working to commercialize epigenetic technology for the life insurance and related industries; and YouSurance, a digital life insurance agency whose goal is to use epigenetic testing to support health and wellness while reducing the cost of insurance.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwgh.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2019 (unaudited)	December 31, 2018
ASSETS
Cash and cash equivalents	$65,680,464	$114,587,084
Restricted cash	8,204,705	10,849,126
Investment in life insurance policies, at fair value	807,518,088	747,922,465
Life insurance policy benefits receivable, net	17,369,176	16,460,687
Financing receivables from affiliates	241,185,081	184,768,874
Equity method investment	370,652,128	360,841,651
Other assets	50,391,311	45,437,164
TOTAL ASSETS	$1,561,000,953	$1,480,867,051

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facility with LNV Corporation	$131,717,520	$148,977,596
L Bonds	830,341,949	651,402,663
Seller Trust L Bonds	366,891,940	366,891,940
Accounts payable	2,570,842	9,276,507
Interest and dividends payable	16,726,344	18,555,293
Other accrued expenses	6,700,336	4,705,170
TOTAL LIABILITIES	1,354,948,931	1,199,809,169

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 92,124 and 97,524; liquidation preference of $92,661,000 and $98,093,000 as of September 30, 2019 and December 31, 2018, respectively)	81,509,765	86,910,335
SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 147,604 and 148,359; liquidation preference of $148,465,000 and $149,225,000 as of September 30, 2019 and December 31, 2018, respectively)	128,307,735	129,062,704
COMMON STOCK
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding 33,033,420 as of September 30, 2019 and 33,018,161 as of December 31, 2018)	33,033	33,018
Additional paid-in capital	237,159,909	249,662,168
Accumulated deficit	(240,958,420)	(184,610,343)
TOTAL STOCKHOLDERS’ EQUITY	206,052,022	281,057,882

TOTAL LIABILITIES & EQUITY	$1,561,000,953	$1,480,867,051

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
REVENUE
Gain (loss) on life insurance policies, net	$17,792,324	$15,721,513	$59,218,532	$52,930,008
Interest and other income	4,418,655	5,215,515	12,219,762	6,863,640
TOTAL REVENUE	22,210,979	20,937,028	71,438,294	59,793,648

EXPENSES
Interest expense	28,289,670	21,799,332	83,751,611	55,010,519
Employee compensation and benefits	9,136,824	5,548,771	21,084,815	12,527,139
Legal and professional fees	2,594,467	1,421,964	10,263,230	3,751,321
Other expenses	3,549,265	2,688,970	12,315,434	8,262,324
TOTAL EXPENSES	43,570,226	31,459,037	127,415,090	79,551,303

INCOME (LOSS) BEFORE INCOME TAXES	(21,359,247)	(10,522,009)	(55,976,796)	(19,757,655)
INCOME TAX EXPENSE (BENEFIT)	—	—	—	—

NET INCOME (LOSS) BEFORE EARNINGS (LOSS) FROM EQUITY METHOD INVESTMENT	(21,359,247)	(10,522,009)	(55,976,796)	(19,757,655)

Earnings (loss) from equity method investment	955,751	—	(371,281)

NET INCOME (LOSS)	(20,403,496)	(10,522,009)	(56,348,077)	(19,757,655)

Preferred stock dividends	4,231,641	4,313,542	12,806,173	12,356,513
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(24,635,137)	$(14,835,551)	$(69,154,250)	$(32,114,168)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.75)	$(2.52)	$(2.09)	$(5.50)
Diluted	$(0.75)	$(2.52)	$(2.09)	$(5.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	33,033,420	5,894,639	33,010,100	5,840,880
Diluted	33,033,420	5,894,639	33,010,100	5,840,880